UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2011
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook, IL	60523

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On February 24, 2011, the Board of Directors (the “Board”) of TreeHouse Foods, Inc. (the “Company”) amended Article I, Section 1.9 of the Amended and Restated By-laws of the Company (the “By-laws”) to adopt a majority vote standard in uncontested director elections. The new majority vote standard provides that to be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast so that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. A plurality vote standard will be retained for the election of directors only in the event of a contested election. Additionally, if an incumbent director nominee is not elected in a uncontested election, such director shall promptly tender his or her resignation to the Board for consideration in accordance with the Company’s Corporate Governance Guidelines. The amendment to the By-laws was effective as of February 24, 2011.
     The text of the amendment to the By-laws is set forth in Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
3.1	Text of Amendment to the Amended and Restated By-laws of TreeHouse Foods, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: February 25, 2011	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Text of Amendment to the Amended and Restated By-laws of TreeHouse Foods, Inc.

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